UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 21, 2015

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02

Compensatory Arrangements of Certain Officers.

            On December 21, 2015, USPB and its CEO, entered into a “CEO Employment Agreement between U.S. Premium Beef, LLC and Stanley D. Linville, Employment Years 2016-2018”.

            Mr. Linville’s annual base salary will be $300,000.  Mr. Linville will be eligible for an annual incentive compensation payment based on the financial performance of USPB and the benefits received by USPB’s unitholders; that incentive compensation will only be paid to Mr. Linville after certain levels of benefits have been achieved.  Under the terms of the Employment Agreement, if the CEO is employed by USPB on the last day of any employment year (except as otherwise provided in the agreement) during the term of the Employment Agreement, the CEO shall be paid annual incentive compensation equal to .75% of the sum of the total financial benefits to USPB (“USPB Total Benefits”) that exceed $25,000,000.  USPB Total Benefits are: (1) audited fiscal year-end USPB earnings before tax; and (2) the fiscal year USPB grid premiums, which is the net sum of all USPB unitholder and associate grid premiums and discounts calculated through all USPB grids at all plants as outlined in the Employment Agreement.  Mr. Linville is also eligible for a long-term incentive payment under the Employment Agreement.  If the CEO is employed by USPB on December 29, 2018, he is to be paid long-term incentive compensation equal to fifty one hundredths of a percent (0.50%) of the amount by which USPB’s Total Benefits from January 1, 2016 to December 29, 2018 exceed $75,000,000.  The Employment Agreement provides for a cumulative annual cap of $450,000 for payments to Mr. Linville for annual and long-term incentive amounts.

The Employment Agreement also provides for post termination compensation.  In addition to the amounts described below that will be payable upon termination of the Employment Agreement, Mr. Linville has agreed to a non-competition provision that, for twelve (12) months following the termination of Mr. Linville’s employment with USPB, prohibits him from participating in the management or control of any beef industry business or enterprise that competes with the business of USPB and its various affiliates.  During such period, Mr. Linville will receive a monthly payment equal to one twelfth of Mr. Linville’s annual salary at the time of termination.

If Mr. Linville terminates the agreement for any or no reason, USPB need only pay salary earned to the date of the termination, and the noncompetition compensation, unless termination is the result of death or permanent disability. If USPB terminates the agreement for any reason other than cause, death or disability, or if Mr. Linville terminates the Employment Agreement for good reason, Mr. Linville shall be entitled to salary and benefits through employment year 2018; payment of certain fringe benefits through employment year 2018; the annual incentive bonus for the year in which the termination occurs and each subsequent year through employment year 2018; the long-term incentive bonus that would have accrued had Mr. Linville been employed through employment year 2018; and the payment of the noncompetition compensation.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibits are filed pursuant to Item 9.01.

10.1     CEO Employment Agreement between U.S. Premium Beef, LLC (“USPB”) and Stanley D. Linville, executed on December 21, 2015 and effective as of January 1, 2016.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville_______
Stanley D. Linville,
Chief Executive Officer

Dated:  December 21, 2015

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